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As filed with the Securities and Exchange Commission on December 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORBITZ, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		52-2237052 (I.R.S. Employer Identification No.)
200 South Wacker Drive, Suite 1900 Chicago IL 60606 (Address of principal executive offices)

ORBITZ, INC. 2000 STOCK PLAN
AMENDED AND RESTATED ORBITZ, INC. 2002 STOCK PLAN
(full title of the plans)

Copy to:
JEFFREY G. KATZ Chairman of the Board of Directors, President and Chief Executive Officer Orbitz, Inc. 200 South Wacker Drive, Suite 1900 Chicago, IL 60606 (312) 894-5000	CHRISTOPHER D. LUEKING Latham & Watkins Sears Tower, Suite 5800 233 South Wacker Drive Chicago, Illinois 60606 (312) 876-7700 Counsel to Registrant

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Class A common stock, par value $.001 per share	8,739,897	$13.74	$120,129,765	$9,719

(1)
The Amended and Restated Orbitz Inc. 2002 Stock Plan (the "2002 Plan") authorizes the issuance of a maximum of 5,300,230 shares of Class A common stock of Orbitz, Inc. (the "Company") plus any shares forfeited or surrendered upon expiration of options or restricted stock under the Orbitz, Inc. 2000 Stock Plan (the "2000 Plan"), and substitutions to shares to account for any change in corporate capitalization, such as a stock split, any merger, consolidation, recapitalization or other distribution of stock or property. This registration also covers 3,289,667 shares of Class A common stock of the Company which remain subject to options under the 2000 Plan, which has been amended to prohibit further grants of options or restricted stock and 150,000 shares of restricted stock granted under the 2002 Plan which remain subject to vesting requirements.

(2)
Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the weighted average option exercise price of $7.86 for 5,904,496 shares to be acquired pursuant to options granted under the 2000 Plan and the 2002 Plan and for the 2,835,401 remaining shares the offering price to the public of $26.00 a share of Class A common stock of the registrant as set forth in the Company's prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 on December 17, 2003.

PART I

Item 1.    Plan Information

        Not required to be filed with this registration statement.

Item 2.    Registrant Information and Employee Plan Annual Information

        Not required to be filed with this registration statement.

PART II

Item 3.    Incorporation of Documents by Reference

        The documents listed below have been filed by Orbitz Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated in this registration statement by reference:

          a.     The Company's latest prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 on December 17, 2003.

          b.     The description of our Class A common stock contained in the Form 8-A filed by the Company on December 17, 2003 pursuant to Section 12 of the Securities Exchange Act of 1934.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities

        Not required to be filed with this registration statement.

Item 5.    Interests of Named Experts and Counsel

        Not applicable.

Item 6.    Indemnification of Directors and Officers

        Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of Orbitz—by reason of the fact that the person is or was a director, officer, agent, or employee of Orbitz, or is or was serving at our request as a director, officer, agent, or employee or another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Orbitz, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Orbitz as well as but only to the extent of defense expenses, including attorneys' fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to Orbitz, unless the court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we shall indemnify our directors, officers, employees and agents to the maximum extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under the DGCL. In addition, we intend to enter into separate indemnification agreements with our directors which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service other than liabilities arising from willful misconduct of a culpable nature. We also intend to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act.

        Under the Seventh Amended and Restated Limited Liability Company Agreement of Orbitz, LLC, Orbitz, LLC will indemnify officers and directors against liabilities that arise in connection with the management or conduct of the business and affairs of Orbitz and any activities of the officers and directors involving the offering and selling of Orbitz securities, provided that the indemnification will not apply to acts in bad faith or involving intentional misconduct or a knowing violation of the law, acts not reasonably believed to be in the best interests of Orbitz, LLC, or acts in breach of certain agreements.

Item 7.    Exemption from Registration Claimed

        Not applicable.

Item 8.    Exhibits

        See EXHIBIT INDEX.

Item 9.    Undertakings

          a.     The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i)
        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii)
        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii)
        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on this 19th day of December, 2003.

ORBITZ, INC.
By:	/s/ JEFFREY G. KATZ Jeffrey G. Katz, Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffrey G. Katz and John J. Park each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Orbitz, Inc. and on the dates indicated.

Signatures	Titles	Date

/s/ JEFFREY G. KATZ Jeffrey G. Katz	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	December 19, 2003
/s/ JOHN J PARK John J Park	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 19, 2003
/s/ VINCENT F. CAMINITI Vincent F. Caminiti	Director	December 19, 2003
/s/ DANIEL P. GARTON Daniel P. Garton	Director	December 19, 2003
/s/ TIMOTHY GRIFFIN Timothy Griffin	Director	December 19, 2003
/s/ DOUGLAS A. HACKER Douglas A. Hacker	Director	December 19, 2003
Scott D. Miller	Director
/s/ JEFFERY A. SMISEK Jeffery A. Smisek	Director	December 19, 2003

ORBITZ, INC.
EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Sequentially Numbered Page
4.1	Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Amendment No. 5 to the Registration Statement of the Company on Form S-1 (No. 333-88646) and incorporated herein by reference).
4.2	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to Amendment No. 5 to the Registration Statement of the Company on Form S-1 (No. 333-88646) and incorporated herein by reference).
4.3	The Orbitz, Inc. 2000 Stock Plan (filed as Exhibit 10.30 to Amendment No. 3 to the Registration Statement of the Company on Form S-1 (No. 333-88646) and incorporated herein by reference).
4.4
The Amended and Restated Orbitz, Inc. 2002 Stock Plan (filed as Exhibit 10.31 to Amendment No. 5 to the Registration Statement of the Company on Form S-1 (No. 333-88646) and incorporated herein by reference).
4.5
Amendment to the Amended and Restated Orbitz, Inc. 2002 Stock Plan (filed as Exhibit 10.31(a) to Amendment No. 5 to the Registration Statement of the Company on Form S-1 (No. 333-88646) and incorporated herein by reference).
5.1	Opinion of Latham & Watkins.
23.1	Consent of Independent Auditors.
23.2	Consent of Latham & Watkins (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to the Registration Statement).

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PART I
  Item 1. Plan Information
  Item 2. Registrant Information and Employee Plan Annual Information
PART II
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
  ORBITZ, INC. EXHIBIT INDEX